Exhibit 99.1

corporate investor relations Becky Pendleton Reid 206.762.0993 www.stockvalues.com

Alan J. Lane, Chief Executive Officer

909.888.2265

NEWS RELEASE

BUSINESS BANCORP REPORTS 29% INCREASE IN FIRST QUARTER 2003 PROFITS

San Rafael, CA and San Bernardino, CA—BUSINESS WIRE—April 21, 2003—Business Bancorp (NasdaqNM:BZBC), the parent company of Business Bank of California, today reported profits increased 29% with improving efficiencies and excellent asset quality.  Net income in the first quarter increased to $1.6 million, or $0.38 per diluted share, compared to $1.2 million, or $0.29 per diluted share, in the first quarter of 2002.  Per share results have been adjusted to reflect the 5% stock dividend paid June 28, 2002.

“First quarter results provide a solid base for achieving our overall profitability objectives in 2003,” said Alan J. Lane, Chief Executive Officer.  Asset quality, return on equity and return on assets all improved from the first quarter of last year, and earnings per share growth comfortably exceeded our target of 15% to 19% in 2003.  We also improved our mix of loans and deposits, which remained relatively unchanged from a year ago.  In the first quarter both commercial loans and non-interest bearing deposits were up, helping to offset the reduction in consumer and other real estate loans and time certificates.”  Asset quality returned to outstanding levels with nonperforming loans at just 0.09% of total loans and net recoveries from previously charged-off loans of $21,000.”

	1Q03 Results	2003 Target	2002

Return on Equity	10.78%	11.5% or better	10.64%
Return on Assets	1.02%	1.05% or better	0.93%
Nonperforming Assets/Assets	0.21%	0.50% or better	0.32%
Net Charge-Offs /Loans	0 bp	15 bp	3 bp
Deposit Growth (period end)	1.4%	7% to 10%	2%
Loan Growth (period end)	-1.8%	8%	-3%

“Late last year, we recruited a new team of construction lenders for the Southern California market.  They are now well integrated into our system and are generating a solid stream of new construction loan commitments.  Based on current activity, the lending pipeline going into the second quarter is excellent and we expect loan growth to pick up in the coming quarters,” said Charles O. Hall, President and Chief Operating Officer.

Operating Results

Net interest income after provision for loan losses was level at $7.2 million from the first quarter of 2002.  Other income in 1Q03 increased 14% to $1.2 million, with fee income growing 13% to $901,000, reflecting the growth of business services.  First quarter net interest margin was 5.41% compared to 5.40% in the fourth quarter of 2002 and 5.45% in the first quarter a year ago.

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Business Bancorp 1Q03 Profits Up 29%

April 21, 2003

“Operating expenses dropped 7% to $5.9 million in 1Q03 from $6.4 million in 1Q02, which included $225,000 in costs from the merger process.  “The operational efficiencies we sought to produce in the year-long integration process are clearly at work in our first quarter expenses.  With compensation expenses down 2% and other costs down 18% year over year, we are seeing the results of last year’s thorough operational realignment,” said Patrick E. Phelan.  The bank’s efficiency ratio improved to 69.3% in 1Q03 from 75.5% in 1Q02.

Balance Sheet Highlights (at March 31, 2003 compared to March 31, 2002)

Business Bancorp’s assets were up 3% to $627 million from a year ago.  Gross loans were down 2% to $377 million as growth in commercial real estate loans was offset by a reduction in construction and consumer loans.  Commercial real estate and other commercial loans increased 2%, and now account for 77% of the portfolio.  Real estate construction loans totaled $64 million, off 6% from a year ago and accounting for 17% of the portfolio.

Asset quality returned to very strong performance measures.  Non-performing assets totaled $1.3 million, or 0.21% of total assets, compared to $1.8 million, or 0.30% of assets a year ago.  “We’ve always taken a conservative approach to our markets and prefer to forgo short-term loan growth rather than risk a deterioration in asset quality,” Hall noted.  The allowance for loan losses improved to 1.47% of total loans compared to 1.22% a year ago.

Deposits increased slightly to $533 million, with non-interest bearing deposits growing 11% and accounting for 34% of total deposits.  Time certificates, both conventional and jumbo, dropped 13% to $96 million from $111 million a year ago.  “We’ve focused on attracting business transaction accounts and continue to build solid commercial business on the liabilities side of the balance sheet.  Currently about 82% of our deposits are in low-cost transaction accounts,” Lane noted.

Shareholders’ equity grew 14% to $60 million, or $15.15 per share.  Tangible book value increased 23% to $9.59 per share at quarter-end from $7.79 at the end of 1Q02.  In 2002, the company repurchased 356,000 shares for a total of $4.9 million.

Business Bancorp will host its annual shareholders meeting on May 22, 2003 at 9:00 a.m. at the Hilton Oakland Airport.  Interested investors and shareholders are invited to join the company’s management team and directors for a review of 2002 results and 2003 prospects.

About Business Bancorp

Business Bancorp, parent of Business Bank of California, completed a merger of equals with MCB Financial, parent of Metro Commerce Bank, in December 2001.  The bank now has assets of more than $600 million and operates 15 branches offering retail banking, commercial, construction, and SBA lending.  The bank operates in the Southern California cities of Corona, Hemet, Hesperia, Ontario, Phelan, Riverside, Redlands, Upland and San Bernardino, and in the Northern California cities of San Rafael, Petaluma, San Francisco, South San Francisco, and Hayward.  The branches are strongly focused on providing high quality, personalized services to small businesses, professionals and consumers.  For further information on the company, visit our website at www.businessbank.com or e-mail your request to pphelan@businessbank.com.  Include your name, phone, facsimile, e-mail and mailing address.

The statements contained in this release that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the company.  There can be no assurance that future developments affecting the company will be those anticipated by management.  Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve risks and uncertainties, including the bank’s ability to efficiently operate in two geographically distant markets, its ability to gain additional benefits from its merger with MCB Financial, the impact of current events on the California economy, changes in interest rates, loan portfolio performance and other factors detailed in the company’s SEC filings.

INCOME STATEMENT ($in thousands, except per share data)	First Quarter 2003	Fourth Quarter 2002	First Quarter 2002	Annual Change

Interest income	$8,808	$9,156	$9,564	-7.9%
Interest expense	1,515	1,687	2,204	-31.3%
Net interest income	7,293	7,469	7,360	-0.9%
Provision for loan losses	100	400	100	0.0%
Net interest income after provision for loan losses	7,193	7,069	7,260	-0.9%

Other Income:
Service fees on deposit accounts	901	879	800	12.6%
Gain on sale of SBA loans	124	138	—
Gain on sale of other real estate owned	1	—	—
Gain / (loss) on sales of investments	—	225	—
Other	222	262	288	-22.9%
Total other income	1,248	1,504	1,088	14.7%

Other Expenses:
Salaries and employee benefits	3,301	3,125	3,359	-1.7%
Occupancy	635	614	596	6.5%
Amortization of Intangible	85	86	87
Other	1,897	2,053	2,330	-18.6%
Total other expenses	5,918	5,878	6,372	-7.1%

Income before income taxes	2,523	2,695	1,976	27.7%
Income tax expense	945	1,027	745	26.8%
Net income	$1,578	$1,668	$1,231	28.2%

PER SHARE DATA:
Net income per share
Basic	$0.40	$0.42	$0.30	31.2%
Diluted	$0.38	$0.40	$0.29	29.19%
Common dividends declared per share	$0.01	$0.01	$0.01	0.0%
Book value	$15.15	$14.82	$13.50	12.2%
Tangible book value	$9.59	$9.26	$7.79	23.2%
Weighted average common shares outstanding	3,943	3,932	4,036	-2.3%
Weighted average common and common equivalent shares outstanding	4,180	4,163	4,213
Common shares outstanding at period end	3,928	3,945	3,876

BALANCE SHEET ($in thousands, except per share data)	Mar 31 2003	Dec 31 2002	Sept 30 2002	June 30 2002	Mar 31 2002	Annual Change
Assets:
Cash and due from banks	$35,170	$32,531	$26,909	$34,931	$31,604	11.3%
Investments	172,181	181,821	159,876	157,621	153,786	12.0%
Loans:
Real estate - construction	64,003	59,854	77,624	76,234	68,238	-6.2%
Commercial real estate	256,871	253,105	245,198	226,108	214,380	19.8%
Real estate - other	16,774	25,951	25,043	40,766	18,733	-10.5%
Commercial	34,858	33,441	35,588	43,832	73,371	-52.5%
Consumer and other	5,731	6,791	10,087	11,841	10,472	-45.3%
Deferred loan fees, net	(1,061)	(1,042)	(1,000)	(1,064)	(1,193)	-11.1%
Total loans	377,176	378,100	392,540	397,717	384,001	-1.8%
Allowance for loan losses	(5,562)	(5,442)	(5,028)	(4,851)	(4,672)	19.0%
Total loans, net	371,614	372,658	387,512	392,866	379,329	-2.0%
Goodwill and other intangible assets	21,826	21,911	22,083	22,152	22,130	-1.4%
Other assets	25,763	22,010	21,564	19,402	18,771	37.2%
Total assets	$626,554	$630,931	$617,944	$626,972	$605,620	3.5%
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Noninterest-bearing	$183,094	$184,728	$177,205	$168,474	$165,239	10.8%
NOW, MMDA and Savings	253,677	244,364	248,725	251,060	249,311	1.8%
Time certificates, $100,000 and over	60,999	64,510	58,282	61,025	68,968	-11.6%
Other time certificates	35,462	37,237	38,693	40,549	42,133	-15.8%
Total deposits	533,232	530,839	522,905	521,108	525,651	1.4%
Other borrowings	17,325	23,625	20,725	33,925	10,193	70.0%
Other liabilities	3,035	4,559	3,926	3,575	3,970	-23.6%
Total liabilities	553,592	559,023	547,556	558,608	539,814	2.6%

Trust preferred securities	13,454	13,462	13,471	13,479	13,487	-0.2%

Stockholders' equity	59,508	58,446	56,917	54,885	52,319	13.7%
Total liabilities and stockholders' equity	$626,554	$630,931	$617,944	$626,972	$605,620	3.5%

SUPPLEMENT DATA	First Quarter 2003	Fourth Quarter 2002	First Quarter 2002	Annual Change
PROFITABILITY RATIOS:
Return on average assets	1.02%	1.06%	0.80%
Return on average equity	10.78%	11.57%	9.12%
Net interest margin (a)	5.41%	5.40%	5.45%
Efficiency ratio	69.29%	65.51%	75.45%
Efficiency ratio excluding interest ontrust preferred securities	66.65%	63.08%	72.55%

(a) Computed on a fully taxable equivalent basis

AVERAGE BALANCES:
Average investments	$175,789	$173,553	$164,639	6.8%
Average loans, net of unearned income	$379,898	$382,874	$390,082	-2.6%
Average interest earning assets	$555,687	$556,427	$554,721	0.2%
Average assets	$625,808	$626,043	$620,952	0.8%
Average deposits	$527,370	$535,638	$520,529	1.3%
Average interest bearing liabilities	$380,893	$378,822	$402,422	-5.3%
Average equity	$59,367	$57,210	$54,712	8.5%

	Mar 31 2003		Dec 31 2002	Sept 30 2002	June 30 2002	Mar 31 2002	Annual Change
CREDIT QUALITY DATA:
Non-accrual loans	$222		$797	$4,194	$1,775	$878	-74.7%
Loans 90+ days past due & still accruing	122		249	29	54	33	269.7%
Total nonperforming loans	344		1,046	4,223	1,829	911	-62.2%
Other real estate owned	965		995	1,005	885	885	9.0%
Total nonperforming assets	$1,309		$2,041	$5,228	$2,714	$1,796	-27.1%

Nonperforming loans / total loans	0.09%		0.28%	1.08%	0.46%	0.24%
Nonperforming assets / total assets	0.21%		0.32%	0.85%	0.43%	0.30%
Allowance for loan losses / total loans	1.47%		1.44%	1.28%	1.22%	1.22%

Net loan charge-offs (recoveries)	$(21)		$(14)	$123	$22	$(15)

CAPITAL RATIOS:
Stockholders' equity / total assets	9.50%		9.26%	9.21%	8.75%	8.64%
Total risk-based capital ratio	12.38	%(b)	12.02%	11.30%	10.68%	10.49%
Tier 1 risk-based capital ratio	11.13	%(b)	10.78%	10.16%	9.61%	9.43%
Tier 1 leverage ratio	7.74	%(b)	7.83%	7.53%	7.25%	7.00%

OTHER PERIOD END STATISTICS:
Loan to deposit ratio	70.73%		71.23%	75.07%	76.32%	73.05%
Non-interest bearing deposits/total deposits	34.34%		34.80%	33.89%	32.33%	31.44%

(b) preliminary

Note:  Transmitted on Business Wire on April 21, 2003 at 4:59 p.m. PDT.